UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant To Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): Sept. 19, 2012 (Sept. 13, 2012)

TYCO INTERNATIONAL LTD.

(Exact name of registrant as specified in its charter)

Switzerland	98-0390500
(Jurisdiction of Incorporation)	(IRS Employer Identification Number)

001-13836

(Commission File Number)

Freier Platz 10

Schaffhausen, CH-8200 Switzerland

(Address of Principal Executive Offices, including Zip Code)

41-52-633-02-44

(Registrant’s telephone number, including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On September 13, 2012, the Board of Directors of Tyco International Ltd. (the “Company”) appointed George R. Oliver as Chief Executive Officer, Arun Nayar as Executive Vice President and Chief Financial Officer, Sam Eldessouky as Senior Vice President and Chief Accounting Officer and Brian McDonald as Executive Vice President and Chief Operating Officer, Installation and Services. The appointments will become effective following the completion of the spin-off of The ADT Corporation (“ADT”) and Pentair Ltd. (f/k/a Tyco Flow Control Ltd.) from the Company.

Mr. Oliver, age 51, is currently the President of the Company’s Fire & Security segment, a position he has held since January 2012 when the Company realigned its reporting segments to combine its commercial security and fire protection businesses. Mr. Oliver was President of Tyco Fire Protection from September 2010. Prior to that he was President of Tyco Safety Products from 2006 to 2010, was named President of the Tyco Electrical & Metal Products business in March 2007, and assumed the leadership of International Fire (Fire Protection Services) in October 2009. Prior to joining the Company in 2006, Mr. Oliver served in operational roles of increasing responsibility at several General Electric divisions. Mr. Oliver serves as a director on the board of Atkore International, Inc., an equity investment of the Company.

Upon Mr. Oliver’s assuming the role of Chief Executive Officer, he will be compensated as follows:

1.	Mr. Oliver will receive an annual base salary of $975,000;

2.	he will be eligible to earn annual incentive compensation, with a target bonus of $975,000; and

3.	he will be eligible to participate in the Company’s annual long-term incentive program; for fiscal 2013, Mr. Oliver is expected to receive equity awards with a grant date fair value of $5,000,000, which are expected to be split between stock options (50%), and performance share units (50%).

Mr. Nayar, age 61, is currently the Company’s Senior Vice President, Financial Planning & Analysis, Investor Relations and Treasurer. He joined the Company as the Senior Vice President and Treasurer in March 2008 and was also the Chief Financial Officer of ADT Worldwide through October 2010. In October 2010, Mr. Nayar assumed expanded responsibilities as head of the Company’s Financial Planning & Analysis and Investor Relations groups. Prior to joining the Company, Mr. Nayar spent six years at PepsiCo, Inc., most recently as Chief Financial Officer of Operations, and before that as Vice President and Assistant Treasurer of Capital Markets. Mr. Nayar serves as a director on the board of Atkore International, Inc., an equity investment of the Company.

Upon Mr. Nayar’s assuming the role of Executive Vice President and Chief Financial Officer, he will be compensated as follows:

1.	Mr. Nayar will receive an annual base salary of $500,000;

2.	he will be eligible to earn annual incentive compensation, with a target bonus of $400,000; and

3.	he will be eligible to participate in the Company’s annual long-term incentive program; for fiscal 2013, Mr. Nayar is expected to receive equity awards with a grant date fair value of $1,300,000, which are expected to be split between stock options (40%), performance share units (40%) and restricted stock units (20%).

Mr. Eldessouky, age 39, is currently the Company’s Vice President of Finance and Assistant Corporate Controller. He joined the Company in July 2004 to lead the Accounting Research and Policy group where he was responsible for the accounting research function and policy structure for the Company. Prior to joining the Company, Mr. Eldessouky spent ten years in PricewaterhouseCoopers (PwC) where he held several roles of increasing responsibility lastly serving in PwC’s National Office providing technical accounting guidance on complex accounting matters. Prior to that, Mr. Eldessouky spent two years in PwC’s Global Capital Markets Group (“GCMG”) based in Europe where he was responsible for providing support to various U.S. registrants and foreign private issuers on complex accounting issues. Mr. Eldessouky is a member of the Global Preparers Forum, an external advisory body to the International Accounting Standards Board (IASB). In addition, he is a member of the Financial Executives International and the American Institute of Certified Public Accountants. Mr. Eldessouky is a certified public accountant and holds a bachelor degree in accounting.

Upon Mr. Eldessouky’s assuming the role of Senior Vice President and Chief Accounting Officer, he will be compensated as follows:

1.	Mr. Eldessouky will receive an annual base salary of $325,000;

2.	he will be eligible to earn annual incentive compensation, with a target bonus of $195,000; and

3.	he will be eligible to participate in the Company’s annual long-term incentive program; for fiscal 2013, Mr. Eldessouky is expected to receive equity awards with a grant date fair value of $325,000, which are expected to be split between stock options (40%), performance share units (40%) and restricted stock units (20%).

Mr. McDonald, age 49, is currently the Chief Operating Officer, Installation and Services for Tyco Fire & Security, a position he has held since January 2012 when the Company realigned its reporting segments to combine its commercial security and fire protection businesses. Mr. McDonald was the Chief Operating Officer of Fire Protection Services, an organization within Tyco Fire Protection, since 2010. In these positions, Mr. McDonald has been responsible for all global installation and services businesses. Mr. McDonald joined the Company in 2004, starting in SimplexGrinnell, where he successively led Sales, Field Operations and Southern Operations, before transferring to ADT in 2008 to serve as Managing Director for ADT Security U.K. & Ireland.

Upon Mr. McDonald’s assuming the role of Executive Vice President and Chief Operating Officer, Installation and Services, he will be compensated as follows:

1.	Mr. McDonald will receive an annual base salary of $425,000;

2.	he will be eligible to earn annual incentive compensation, with a target bonus of $297,500; and

3.	he will be eligible to participate in the Company’s annual long-term incentive program; for fiscal 2013, Mr. McDonald is expected to receive equity awards with a grant date fair value of $800,000, which are expected to be split between stock options (40%), performance share units (40%) and restricted stock units (20%).

Mr. Oliver’s, Mr. Nayar’s, Mr. Eldessouky’s and Mr. McDonald’s new employment arrangement with the company will be contingent upon completion of the spin-offs and such new employment arrangement will supersede any existing employment arrangement with the Company. In addition, upon the completion of the spin-offs, each officer will receive a cash payment equal to the difference between their current targeted cash compensation and their new targeted cash compensation for the period from April 1 to October 1, 2012.

Each of Mr. Oliver, Mr. Nayar, Mr. Eldessouky and Mr. McDonald will continue to be eligible to participate in the employee benefit plans that the Company customarily makes available to senior executives, including participation in the Company’s defined contribution retirement plans, medical and dental plans, and severance plans. In addition, Mr. Oliver will be permitted personal use of corporate aircraft in an amount not to exceed $150,000 per year.

The stock options and restricted stock units granted to Mr. Oliver, Mr. Nayar, Mr. Eldessouky and Mr. McDonald would vest in equal annual installments over a four-year period. The equity awards will be governed by the standard terms and conditions under the Company’s 2012 Stock and Incentive Plan (the “2012 Plan”), which the Company’s shareholders adopted on September 17, 2012. The 2012 Plan was previously described in the Company’s Definitive Proxy Statement filed with the Securities and Exchange Commission (the “SEC”) on August 3, 2012 and in definitive additional proxy materials filed with the SEC on August 21, 2012.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits

None.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

Date: September 19, 2012	TYCO INTERNATIONAL LTD.

	By:	/s/ Judith A. Reinsdorf
	Name:	Judith A. Reinsdorf
	Title:	Executive Vice President and General Counsel